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                                                                     Exhibit b.2

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                     PIMCO NEW YORK MUNICIPAL INCOME FUND

                 (Amended and Restated as of August 16, 2001)

                                   ARTICLE 1
            AGREEMENT AND DECLARATION OF TRUST AND PRINCIPAL OFFICE

     1.1 Principal Office of the Trust. A principal office of the Trust shall be
         -----------------------------
located in New York, New York. The Trust may have other principal offices within or without Massachusetts as the Trustees may determine or as they may authorize.

     1.2 Agreement and Declaration of Trust. These Amended and Restated Bylaws
         ----------------------------------
(the "Bylaws") shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the "Declaration of Trust"), of PIMCO New York Municipal Income Fund, the Massachusetts business trust established by the Declaration of Trust (the "Trust"). Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

                                   ARTICLE 2
                              MEETINGS OF TRUSTEES

     2.1 Regular Meetings. Regular meetings of the Trustees may be held without
         ----------------
call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the Shareholders (as defined in the Declaration of Trust).

     2.2 Special Meetings. Special meetings of the Trustees may be held at any
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time and at any place designated in the call of the meeting when called by the
Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

     2.3 Notice. It shall be sufficient notice to the Trustee of a special
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meeting to send notice by mail at least forty-eight hours or by telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records
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of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.4 Quorum. At any meeting of the Trustees a majority of the Trustees
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then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                   ARTICLE 3
                                    OFFICERS

     3.1 Enumeration; Qualification. The officers of the Trust shall be a
         --------------------------
President, a Treasurer, a Secretary, and such other officers including a Chairman of the Trustees, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees, if one is elected, shall be a Trustee and may but need not be a Shareholder; and any other officer may but does not need to be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

     3.2 Election. The President, the Treasurer, and the Secretary shall be
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elected annually by the Trustees.  Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time.

     3.3 Tenure. The Chairman of the Trustees, if one is elected, the
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President, the Treasurer and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

     3.4 Powers. Subject to the other provisions of these Bylaws, each officer
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shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

     3.5 Chairman; President; Vice President. Unless the Trustees otherwise
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provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees. The President shall be the chief executive officer. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

     3.6 Treasurer; Assistant Treasurer. The Treasurer shall be the chief
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financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable

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papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

     3.7 Secretary; Assistant Secretary. The Secretary shall record all
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proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

     3.8 Resignations. Any officer may resign at any time by written
         ------------
instrument signed by him or her and delivered to the Chairman, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE 4
                                   COMMITTEES

     4.1 Quorum; Voting. Except as provided below or as otherwise specifically
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provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     With respect to a Valuation Committee of the Trustees, one or more of the Committee members shall constitute a quorum for the transaction of business.

     Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, Article 2,
Section 2.3 of these Bylaws relating to special meetings shall govern the notice requirements for Committee meetings, except that it shall be sufficient notice to a Valuation Committee of the Trustees to send notice by telegram, telex or telecopy or other electronic means (including by telephone voice-message or e-mail) at least fifteen minutes before the meeting.

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                                   ARTICLE 5
                                    REPORTS

     5.1 General. The Trustees and officers shall render reports at the time and
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in the manner required by the Declaration of Trust or any applicable law.
Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE 6
                                  FISCAL YEAR

     6.1 General. Except as from time to time otherwise provided by the
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Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and the subsequent fiscal years shall end on such date in subsequent years.

                                   ARTICLE 7
                                      SEAL

     7.1 General. The seal of the Trust shall, subject to alteration by the
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Trustees, consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 8
                              EXECUTION OF PAPERS

     8.1 General. Except as the Trustees may generally or in particular cases
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authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

                                   ARTICLE 9
                         ISSUANCE OF SHARE CERTIFICATES

     9.1 Share Certificates. Except as provided in Article 11 hereof, each
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Shareholder shall be entitled to a certificate stating the number of Shares (as defined in the Declaration of Trust) owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be by facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issuance.

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     Notwithstanding the foregoing, in lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     9.2 Loss of Certificates. In case of the alleged loss or destruction or
         --------------------
the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

     9.3 Issuance of New Certificates to Pledgee. A pledgee of Shares
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transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

     9.4 Discontinuance of Issuance of Certificates. Notwithstanding anything
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to the contrary in this Article 9, the Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not effect the ownership of Shares in the Trust.

                                  ARTICLE 10
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     10.1 Voting Powers. The Shareholders shall have power to vote only (i) for
          -------------
the election or removal of Trustees as provided in Article IV, Sections 1 and 3 of the Declaration of Trust and Article 11 hereto, (ii) with respect to any Manager or sub-adviser as provided in Article IV, Section 8 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to certain transactions and other matters to the extent and as provided in Article V, Sections 2 and 3 of the Declaration of Trust and Article 11 hereto, (iv) with respect to any termination of this Trust to the extent and as provided in
Article IX, Section 4 of the Declaration of Trust and Article 11 hereto (for the avoidance of any doubt, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a series or class of Shares if the Trustees (including the Continuing Trustees) exercise their right to terminate the Trust or such series or class pursuant to clauses (ii) and (y) of Article IX, Section 4 of the Declaration of Trust), (v) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust and Article 11 hereto, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is

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entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the Declaration of Trust, these Bylaws, or required by applicable law. Except as otherwise provided in the Declaration of Trust or these Bylaws or required by applicable law, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by Shareholders as to such class or series.

     10.2 Voting Power and Meetings. Except as provided in the next sentence,
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regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on the New York Stock Exchange, on at least an annual basis, on such day and at such place as shall be designated by the Trustees. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period. Special meetings of the Shareholders or any or all classes or series of Shares may also be called by the Trustees from time to time for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws, or for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A special meeting of Shareholders may be held at any such time, day and place as is designated by the Trustees. Written notice of any meeting of Shareholders, stating the time, place and purpose of the meeting, shall be given or caused to be given by the Trustees at least seven days before such meeting to each Shareholder entitled to vote thereat by leaving such notice with the Shareholder at his or her residence or usual place of business or by mailing such notice, postage prepaid, to the Shareholder's address as it appears on the records of the Trust. Such notice may be given by the Secretary or an Assistant Secretary or by any other officer designated for such purpose by the Trustees. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder. No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election.

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     10.3 Quorum and Required Vote. Except when a larger quorum is required by
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any provision of law or the Declaration of Trust or these Bylaws, thirty percent
(30%) of the Shares entitled to vote on a particular matter shall constitute a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or the Declaration of Trust or these Bylaws permits or requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty percent (30%) (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of law or the Declaration of Trust or these Bylaws, a plurality of the quorum of Shares necessary for the transaction of business at a Shareholders' meeting shall decide any questions and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that the holders of any class or series of Shares shall vote as an individual class or series, then a plurality of the quorum of Shares of that class or series necessary for the transaction of business by that class or series at a Shareholders' meeting shall decide that matter insofar as that class or series is concerned.

     10.4 Action by Written Consent. Any action taken by Shareholders may be
          -------------------------
taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     10.5 Record Dates. For the purpose of determining the Shareholders who are
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entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

                                  ARTICLE 11
           Statement Creating Two Series of Auction Preferred Shares

     Auction Preferred Shares, Series A: 2,520 shares of beneficial interest of Preferred Shares, no par value, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Preferred Shares, Series A." Each share of Auction Preferred Shares, Series A (sometimes referred to herein as "Series A APS") may be issued on a date to be determined by the Board of

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Trustees of the Trust or pursuant to their delegated authority; have an Initial
Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these By-Laws. The Series A APS shall constitute a separate series of Preferred Shares of the Trust, and each share of Series A APS shall be identical.

     11.1 Definitions. (a) Unless the context or use indicates another or
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different meaning or intent, in Article 11 of these By-Laws the following terms have the following meanings, whether used in the singular or plural:

     "'AA' Composite Commercial Paper Rate," on any Valuation Date, means (i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of such rating by another nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by UBS Warburg LLC or its successors that are Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date. If one of the Commercial Paper Dealers does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by the Commercial Paper Dealer. If the number of Dividend Period days shall be (i) 7 or more but fewer than 49 days, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper; (ii) 49 or more but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper; (iii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent on the 60-day and 90-day rates on such commercial paper; (iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; (v) 99 or more days but fewer than 120 days, such rate shall be the arithmetic average of the Interest Equivalent of the 90-day and 120-day rates on such commercial paper; (vi) 120 or more days but fewer than 141 days, such rate shall be the Interest Equivalent of the 120-day rate on such commercial paper;
(vii) 141 or more days but fewer than 162 days, such rate shall be the arithmetic average of the Interest Equivalent of the 120-day and 180-day rates on such commercial paper; and (viii) 162 or more days but fewer than 183 days, such rate shall be the Interest Equivalent of the 180-day rate on such commercial paper.

     "Accountant's Confirmation" has the meaning set forth in Section 11.7(c) of these By-Laws.

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     "Adviser" means the Trust's investment adviser which initially shall be
PIMCO Advisors L.P.

     "Affiliate" means any Person, other than UBS Warburg LLC or its successors, known to the Auction Agent to be controlled by, in control of, or under common control with, the Trust.

     "Agent Member" means a member of the Securities Depository that will act on behalf of a Beneficial Owner of one or more APS or on behalf of a Potential Beneficial Owner.

     "APS" means the Series A APS.

     "APS Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to the sum of (i)(A) the product of the number of shares of APS Outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of Preferred Shares Outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to APS (or other Preferred Shares) then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for each series of APS Outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other Outstanding Preferred Shares to (but not including) the first respective dividend payment dates for such other shares that follow such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of APS Outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation Date, at the Maximum Applicable Rate (calculated as if such Valuation Date were the Auction Date for the Dividend Period commencing on such Dividend Payment Date) for a 7-Day Dividend Period of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Trust shall have delivered a Notice of Special Dividend Period to the Auction Agent with respect to shares of such series, such Maximum Applicable Rate shall be the higher of (a) the Maximum Applicable Rate for the Special Dividend Period of shares of such series to commence on such Dividend Payment Date and (b) the Maximum Applicable Rate for a 7-Day Rate Period of shares of such series to commence on such Dividend Payment Date, multiplied by the Moody's Volatility Factor applicable to a 7-Day Dividend Period, or, in the event the Trust shall have delivered a Notice of Special Dividend Period to the Auction Agent with respect to shares of such series designating a Special Dividend Period consisting of 49 days or more, the Moody's Volatility Factor applicable to a Special Dividend Period of that length (plus the aggregate amount of dividends that would accumulate at the maximum dividend rate or rates on any other Preferred Shares Outstanding from such respective dividend payment dates through the 49th day after such Valuation Date, as established by or pursuant to the respective statements establishing and fixing the rights and preferences of such other Preferred Shares) (except that (1) if such Valuation Date occurs during a Non-Payment Period (or, in the case of Preferred Shares other than APS, a period similar to a Non-Payment Period), the dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate (or similar rate for Preferred Shares other than APS) and (2) for those days during the period described in this subparagraph (C) in respect of which

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the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of Preferred Shares other than APS, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be) in respect of those days); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the Trust's Maximum Potential Gross-up Dividend Liability in respect of shares of APS (and similar amounts payable in respect of other Preferred Shares) as of such Valuation Date; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of
(i)(A) through (i)(E) (including, without limitation, any payables for Municipal Obligations purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) the value (i.e., the face value of cash, short-term Municipal Obligations rated MIG-1, VMIG-1 or P-1, and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through (i)(F) become payable, otherwise the Moody's Discounted Value) of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(F).

     "APS Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the APS Basic Maintenance Amount (as required by Section 11.7(a) of these By-Laws) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.

     "APS Basic Maintenance Report" means a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the APS Basic Maintenance Amount.

     "Applicable Percentage" has the meaning set forth in Section 11.10(a)(vii) of these By-Laws.

     "Applicable Rate" means the rate per annum at which cash dividends are payable on the APS for any Dividend Period.

     "Auction" means a periodic operation of the Auction Procedures.

     "Auction Agent" means Bankers Trust Company unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Trustees of the Trust or a duly authorized committee thereof enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the APS.

     "Auction Procedures" means the procedures for conducting Auctions set forth in Section 11.10 of these By-Laws.

     "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of APS or a Broker-Dealer that holds APS for its own account.

     "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer pursuant to Section 11.10 of these By-Laws, that has been selected by the Trust and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

     "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Section 11.10 of these By-Laws.

     "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in New York City are authorized or obligated by law to close.

     "Closing Transactions" has the meaning set forth in Section 11.8(a) of these By-Laws.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Paper Dealers" means UBS Warburg LLC and such other commercial paper dealer or dealers as the Trust may from time to time appoint or, in lieu thereof, their respective affiliates or successors.

     "Common Shares" means the shares of beneficial interest designated as common shares, no par value, of the Trust.

     "Date of Original Issue" means, with respect to any share of APS, the date on which the Trust first issues such share.

     "Declaration of Trust" means the Agreement and Declaration of Trust of the Trust dated May 9, 2001, as from time to time amended and supplemented.

     "Deposit Securities" means cash and Municipal Obligations rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), A-1+ or SP-1+ by S&P.

     "Discount Factor" means a Moody's Discount Factor.

     "Discounted Value" of any asset of the Trust means with respect to a Moody's Eligible Asset, the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor.

     "Dividend Payment Date," with respect to APS, has the meaning set forth in
Section 11.2(b)(i) of these By-Laws.

     "Dividend Period" means the Initial Dividend Period, any 7-Day Dividend Period and any Special Dividend Period.

     "Eligible Assets" means Moody's Eligible Assets.

     "Existing Holder" means a Broker-Dealer, or any such other Person that may be permitted by the Trust, that is listed as the holder of record of APS in the Share Books.

     "Federal Tax Rate Increase" has the meaning set forth under the definition of "Moody's Volatility Factor" below.

     "Forward Commitment" has the meaning set forth in Section 11.8(d) of these By-Laws.

     "Gross-Up Dividend" has the meaning set forth in Section 11.2(e) of these By-Laws.

     "Holder" means a Person identified as a holder of record of APS in the Share Register.

     "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

     "Initial Dividend Payment Date" means, with respect to a series of APS, the Initial Dividend Payment Date as determined by the Board of Trustees of the Trust with respect to such series.

     "Initial Dividend Period" has the meaning set forth in Section 11.2(c)(i) of these By-Laws.

     "Initial Dividend Rate" means the rate per annum applicable to the Initial Dividend Period for such series of APS.

     "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

     "Issue Type Category" means, with respect to a Municipal Obligation acquired by the Trust, for purposes of calculating Moody's Eligible Assets as of any Valuation Date, one of the following categories into which such Municipal Obligation falls based upon a good faith determination by the Trust: health care issues (including issues related to teaching and non-teaching hospitals, public or private, and elder-care facilities, including nursing homes); housing issues (including issues related to single- and multi-family housing projects); educational facilities issues (including issues related to public and private schools); student loan issues; resource recovery issues; transportation issues (including issues related to mass transit, airports and highways); industrial development bond issues (including issues related to pollution control facilities); utility issues (including issues related to the provision of gas, water, sewers and electricity); general obligation issues; lease obligations (including certificates of participation); escrowed bonds; and other issues ("Other Issues") not falling within one of the aforementioned categories. The general obligation issue category includes any issue that is directly or indirectly guaranteed by any state or any political subdivision of a state. Utility issues are included in the general obligation issue category if the issue is directly or indirectly guaranteed by a state or any political subdivision of a state. Municipal Obligations in the utility issue category will be classified within one of the three following sub-categories: (i) electric, gas and combination issues (if the combination issue includes an electric issue); (ii) water and sewer utilities and combination issues (if the combination issues does not include an electric issue); and (iii) irrigation, resource recovery, solid waste and other utilities. Municipal Obligations in the transportation issue category will be classified within one of the two following sub-categories: (i) streets and highways, toll roads, bridges and tunnels, airports and multi-purpose port authorities (multiple revenue streams generated by toll roads, airports, real estate, bridges); (ii) mass transit, parking seaports and others.

     "Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.

     "Liens" shall have the meaning set forth in the definition of "Moody's Eligible Asset" below.

     "Mandatory Redemption Price" means $25,000 per share of APS plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption, but excluding Gross-up Dividends.

     "Marginal Tax Rate" means the maximum marginal regular Federal individual income tax rate applicable to an individual's or a corporation's ordinary income, whichever is greater.

     "Market Value" of any asset of the Trust shall be the market value thereof determined by the Pricing Service. Market Value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked price or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of: yields or prices of municipal obligations of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Trust from dealers who are members of the National Association of Securities Dealers, Inc. and who make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Board of Trustees.

     "Maximum Applicable Rate," with respect to APS, has the meaning set forth in Section 11.10(a)(vii) of these By-Laws.

     "Maximum Potential Gross-Up Dividend Liability" means, as of any Valuation Date, the aggregate amount of Gross-Up Dividends that would be due if the Trust were to make Retroactive Taxable Allocations, with respect to any fiscal year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Trust, as of the end of the calendar month immediately preceding such Valuation Date and assuming such Gross-Up Dividends are fully taxable.

     "Moody's" means Moody's Investors Service, Inc. or its successors.

     "Moody's Discount Factor" shall mean, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below:


       Exposure Period          Aaa*   Aa*    A*   Baa*   Other**   (V)MIG-1***   SP-1+****   Unrated*****
------------------------------  -----  ----  ----  -----  --------  ------------  ----------  -------------
7 weeks                         151%   159%  166%   173%    187%        136%         148%          225%

8 weeks or less but  greater    154    161   168    176     190         137          149           231
than seven  weeks.

9 weeks or less but greater     158    163   170    177     192         138          150          240
than eight weeks
----------------------------------------------------------------------------------------------------------

     ____________________________________

*      Moody's rating.

**     Municipal Obligations not rated by Moody's but rated BBB by S&P.

*** Municipal Obligations rated MIG-1 or VMIG-1, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.

**** Municipal Obligations not rated by Moody's but rated SP-1+ by S&P, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.

***** Municipal Obligations rated less than Baa3 or not rated by Moody's and less than BBB or not rated by S&P, not to exceed 10% of Moody's Eligible Assets.


Notwithstanding the foregoing, (i) except as provided in clause (ii) below, the Moody's Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated at least MIG-1, VMIG-l or P-1 by Moody's and mature or have a demand feature at par exercisable in 30 days or less, or 125%, as long as such Municipal Obligations are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable in 30 days or less, (ii) the Moody's Discount Factor for residual interest municipal bonds and structured notes shall be the product of (x) the percentage determined by reference to the rating on the security underlying such residual interest municipal bond multiplied by (y) 1.25 (provided that the trust in which such residual interest municipal bond is held may be terminated within five business days), and (iii) except as provided in clause (ii) above, no Moody's Discount

Factor will be applied to cash, Receivables for Municipal Obligations Sold, or futures, options and similar instruments (to the extent such securities are Moody's Eligible Assets); provided, however, that for purposes of determining the Moody's Discount Factor applicable to a Municipal Obligation, any Municipal Obligation (excluding any short-term Municipal Obligation) not rated by Moody's but rated by S&P shall be deemed to have a Moody's rating which is one full rating category lower than its S&P rating.

     "Moody's Eligible Asset" shall mean cash, Receivables for Municipal Obligations Sold, futures and options (to the extent entered into in Moody's Hedging Transactions) and similar instruments (including residual interest municipal bonds (provided that the trust in which such residual interest municipal bond is held may be terminated within five business days) and structured notes), or a Municipal Obligation that (i) pays interest in cash,
(ii) does not have its Moody's rating, as applicable, suspended by Moody's, and
(iii) is part of an issue of Municipal Obligations of at least $5,000,000, except for Municipal Obligations rated below A by Moody's or Municipal Obligations within the healthcare Issue Type Category, in which case the minimum issue size is $10,000,000. Except for general obligation bonds, Municipal Obligations issued by any one issuer and rated BBB or lower or not rated by S&P and rated Ba or B or not rated by Moody's ("Other Securities") may comprise no more than 4% of total Moody's Eligible Assets; such Other Securities, if any, together with any Municipal Obligations issued by the same issuer and rated Baa by Moody's or A by S&P, may comprise no more than 6% of total Moody's Eligible Assets; such Other Securities, Baa and A-rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated A by Moody's or AA by S&P, may comprise no more than 10% of total Moody's Eligible Assets; and such Other Securities, Baa, A and AA-rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Aa by Moody's or AAA by S&P, may comprise no more than 20% of total Moody's Eligible Assets. For purposes of the foregoing sentence, any Municipal Obligation backed by the guaranty, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Municipal Obligation. Other Securities falling within a particular Issue Type Category may comprise no more than 12% of total Moody's Eligible Assets; such Other Securities, if any, together with any Municipal Obligations falling within a particular Issue Type Category and rated Baa by Moody's or A by S&P, may comprise no more than 20% of total Moody's Eligible Assets; such Other Securities, Baa and A-rated Municipal Obligations, if any, together with any Municipal Obligations falling within a particular Issue Type Category and rated A by Moody's or AA by S&P, may comprise no more than 40% of total Moody's Eligible Assets; and such Other Securities, Baa, A and AA-rated Municipal

Obligations, if any, together with any Municipal Obligations falling within a particular Issue Type Category and rated Aa by Moody's or AAA by S&P, may comprise no more than 60% of total Moody's Eligible Assets. For purposes of this definition, a Municipal Obligation shall be deemed to be rated BBB by S&P if rated BBB-, BBB or BBB+ by S&P. Notwithstanding any other provision of this definition, (A) in the case of general obligation Municipal Obligations only, Other Securities issued by issuers located within any one county may comprise no more than 12% of Moody's Eligible Assets; such Other Securities, if any, together with any Municipal Obligations issued by issuers located within the same county and rated Baa by Moody's or A by S&P, may comprise no more than 20% of Moody's Eligible Assets; such Other Securities, Baa and A-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same county and rated A by Moody's or AA by S&P, may comprise no more than 40% of Moody's Eligible Assets; and such Other Securities, Baa, A and AA-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same county and rated Aa by Moody's or AAA by S&P, may comprise no more than 60% of Moody's Eligible Assets; and (B) in no event may (i) student loan Municipal Obligations comprise more than 10% of Moody's Eligible Assets; (ii) resource recovery Municipal Obligations comprise more than 10% of Moody's Eligible Assets; and (iii) Other Issues comprise more than 10% of Moody's Eligible Assets. For purposes of applying the foregoing requirements, Municipal Obligations rated MIG-1, VMIG-1 or P-1 or, if not rated by Moody's, rated A-1+/AA or SP-1+/AA by S&P, shall be considered to have a long-term rating of A. When the Trust sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future date, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Moody's Eligible Assets, and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the APS Basic Maintenance Amount. When the Trust purchases a Moody's Eligible Asset and agrees to sell it at a future date, such Eligible Asset shall be valued at the amount of cash to be received by the Trust upon such future date, provided that the counterparty to the transaction has a long-term debt rating of at least A2 from Moody's and the transaction has a term of no more than 30 days, otherwise such Eligible Asset shall be valued at the Discounted Value of such Eligible Asset.

Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent it is (i) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (a) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Trust will not affect the status of such asset as a Moody's Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by PIMCO Advisors, PIMCO or their affiliates, State Street Bank and Trust Company or the Auction Agent and (d) Liens by virtue of any repurchase agreement; (ii) deposited irrevocably for the payment of any liabilities for purposes of determining the APS Basic Maintenance Amount; or (iii) held in a margin account.

     "Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 49 days thereafter.

     "Moody's Hedging Transactions" has the meaning set forth in Section 11.8(a) of these By-Laws.

     "Moody's Volatility Factor" means as of any Valuation Date, (i) in the case of any 7-Day Dividend Period, any Special Dividend Period of 28 days or fewer, or any Special Dividend Period of 57 days or more, a multiplicative factor equal to 275% , except as otherwise provided in the last sentence of this definition;
(ii) in the case of any Special Dividend Period of more than 28 but fewer than 36 days, a multiplicative factor equal to 203%; (iii) in the case of any Special Dividend Period of more than 35 but fewer than 43 days, a multiplicative factor equal to 217%; (iv) in the case of any Special Dividend Period of more than 42 but fewer than 50 days, a multiplicative factor equal to 226%; and (v) in the case of any Special Dividend Period of more than 49 but fewer than 57 days, a multiplicative factor equal to 235%. If, as a result of the enactment of changes to the Code, the Marginal Tax Rate will increase, such increase being rounded up to the next five percentage points (the "Federal Tax Rate Increase"), until the effective date of such increase, the Moody's Volatility Factor in the case of any Dividend Period described in (i) above in this definition instead shall be determined by reference to the following table:

                                                        Volatility
     Federal Tax Rate Increase                            Factor
     -------------------------                          -----------

      5%.................................................  295%

     10%.................................................  317%

     15%.................................................  341%

     20%.................................................  369%

     25%.................................................  400%

     30%.................................................  436%

     35%.................................................  477%

     40%.................................................  525%

     "Municipal Obligations" means municipal obligations, including municipal bonds and short-term municipal obligations, the interest from which is exempt from federal income taxes.

     "Municipal Index" means the Bond Buyer Municipal Bond Index.

     "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

     "1940 Act APS Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all Outstanding senior securities of the Trust which are shares of beneficial interest, including APS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of beneficial interest of a closed-end investment company as a condition of paying dividends on its common shares).

     "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act APS Asset Coverage (as required by these By-Laws) as of the last Business Day of each month, means the last Business Day of the following month.

     "Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

     "Non-Payment Period" means a period commencing on and including a Dividend Payment Date or redemption date for which the Trust shall fail to (i) declare, prior to the close of business on the second Business Day preceding such Dividend Payment Date, for payment on or (to the extent permitted by Section 11.2(c)(i) of these By-Laws) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the

Business Day preceding such Dividend Payment Date, the full amount of any dividend on APS payable on such Dividend Payment Date, or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any such redemption date for any shares of APS called for redemption, the Mandatory Redemption Price per share of such APS or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment Period shall not end unless the Trust shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Share Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Trust to deposit funds as provided for by clauses (ii)(A) or (ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by Section 11.2(c)(i) of these By-Laws, shall not constitute a "Non-Payment Period."

     "Non-Payment Period Rate" means, initially, 200% of the applicable Reference Rate (or 275% of such rate if the Trust has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend that net capital gains or other taxable income will be included in such dividend the APS), provided that the Board of Trustees of the Trust shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees of the Trust determines and Moody's (and any Substitute Rating Agency in lieu of Moody's in the event Moody's shall not rate the APS) advise the Trust in writing that such adjustment, modification, alteration or change will not adversely affect its then current ratings on the APS.

     "Normal Dividend Payment Date" has the meaning set forth in Section 11.2(b)(i) of these By-Laws.

     "Notice of Redemption" means any notice with respect to the redemption of shares of APS pursuant to Section 11.4 of these By-Laws.

     "Notice of Revocation" has the meaning set forth in Section 11.2(c)(iii) of these By-Laws.

     "Notice of Special Dividend Period" has the meaning set forth in Section 11.2(c)(iii) of these By-Laws.

     "Optional Redemption Price" means $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period, but excluding Gross-up Dividends.

     "Other Issues" has the meaning set forth in the definition of "Issue Type Category."

     "Other Securities" has the meaning set forth in the definition of "Moody's Eligible Asset."

     "Outstanding" means, as of any date (i) with respect to APS, shares of APS therefor issued by the Trust except, without duplication, (A) any shares of APS theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Trust, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Trust pursuant to Section 11.4(c) hereto and (B) any shares of APS as to which the Trust or any Affiliate (other than an Affiliate that is a Broker-Dealer) thereof shall be a Beneficial Owner, provided that shares of APS held by an Affiliate shall be deemed outstanding for purposes of calculating the APS Basic Maintenance Amount and (ii) with respect to other Preferred Shares, has the equivalent meaning.

     "Parity Shares" means the APS and each other outstanding series of Preferred Shares the holders of which, together with the holders of the APS, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

     "Person" means and includes an individual, a partnership, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

     "Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of APS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional APS.

     "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Trust, including any Existing Holder, who may be interested in acquiring APS (or, in the case of an Existing Holder, additional APS).

     "Preferred Shares" means preferred shares of beneficial interest of the Trust, and includes APS.

     "Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

     "Pricing Service" means Standard & Poor's/J.J. Kenny or any pricing service designated by the Board of Trustees of the Trust for purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the APS Basic Maintenance Amount.

     "Quarterly Valuation Date" means the last Business Day of the last month of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing October 31, 2001.

     "Rating Agency" means a nationally recognized statistical rating organization.

     "Receivables for Municipal Obligations Sold" has the meaning set forth under the definition of Moody's Discount Factor.

     "Reference Rate" means: (i) with respect to a Dividend Period or a Short Term Dividend Period having 28 or fewer days, the higher of the applicable "AA" Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Obligation Rate, (ii) with respect to any Short Term Dividend Period having more than 28 but fewer than 183 days, the applicable "AA" Composite Commercial Paper Rate, (iii) with respect to any Short Term Dividend Period having 183 or more but fewer than 364 days, the applicable U.S. Treasury Bill Rate and (iv) with respect to any Long Term Dividend Period, the applicable U.S. Treasury Note Rate.

     "Request for Special Dividend Period" has the meaning set forth in Section 11.2(c)(iii) of these By-Laws.

     "Response" has the meaning set forth in Section 11.2(c)(ii) of these By-
Laws.

     "Retroactive Taxable Allocation" has the meaning set forth in Section 11.2(e) of these By-Laws.

     "Right" has the meaning set forth in Section 11.2(e) of these By-Laws.

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.

     "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Trust as securities depository for the APS that agrees to follow the procedures required to be followed by such securities depository in connection with the APS.

     "Service" means the United States Internal Revenue Service.

     "Series A APS" means the Auction Preferred Shares, Series A.

     "7-Day Dividend Period" means a Dividend Period consisting of seven days.

     "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days, evenly divisible by seven and not fewer than fourteen nor more than 364.

     "Special Dividend Period" means a Short Term Dividend Period or a Long Term Dividend Period.

     "Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or both of, (i) a period (a "Non-Call Period") determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during which the APS subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the APS subject to such Dividend Period shall be redeemable at the Trust's option at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $25,000, as determined by the Board of Trustees of the Trust after consultation with the Auction Agent and the Broker-Dealers.

     "Share Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the APS.

     "Share Register" means the register of Holders maintained on behalf of the Trust by the Auction Agent in its capacity as transfer agent and registrar for the APS.

     "Subsequent Dividend Period" has the meaning set forth in Section 11.2(c)(i) of these By-Laws.

     "Substitute Commercial Paper Dealers" means such substitute commercial paper dealer or dealers as the Trust may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

     "Substitute Rating Agency" means a Rating Agency selected by UBS Warburg LLC or its affiliates and successors, after consultation with the Trust, to act as the substitute Rating Agency to determine the credit ratings of the APS.

     "Taxable Equivalent of the Short-Term Municipal Obligations Rate" on any date means 90% of the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the Kenny S&P 30 day High Grade Index or any successor index (the "Kenny Index"), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. or any successor thereto, based upon 30-day yield evaluations at par of short-term bonds the interest on which is excludable for regular Federal income tax purposes under the Code of "high grade" component issuers selected by Kenny Information Systems Inc. or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds but shall exclude any bonds the interest on which constitutes an item of tax preference for purposes of the federal alternative minimum tax for individuals, divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal); provided, however, that if the Kenny Index is not made so available by 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. or any successor, the Taxable Equivalent of the Short-Term Municipal Obligation Rate shall mean the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal). The Trust may not utilize a successor index to the Kenny Index unless Moody's provides the Trust with written confirmation that the use of such successor index will not adversely affect the then-current Moody's rating of the APS.

     "Treasury Bonds" means United States Treasury Bonds or Notes.

     "U.S. Treasury Bill Rate" on any date means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. For purposes of determining the "U.S. Treasury Bill Rate" the "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

     "U.S. Treasury Note Rate" on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. For purposes of determining the U.S. Treasury Note Rate, the "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

     "Valuation Date" means, for purposes of determining whether the Trust is maintaining the APS Basic Maintenance Amount, each Business Day commencing with the Date of Original Issue.

     "Voting Period" has the meaning set forth in Section 11.5(b) of these By-Laws.

     (b) The foregoing definitions of Accountant's Confirmation, APS Basic Maintenance Amount, APS Basic Maintenance Cure Date, APS Basic Maintenance Report, Closing Transactions, Deposit Securities, Discounted Value, Forward Commitment, Independent Accountant, Market Value, Maximum Potential Gross-Up Dividend Liability, Moody's Discount Factor, Moody's Eligible Asset, Moody's Exposure Period, Moody's Hedging Transactions, Moody's Volatility Factor, Municipal Index, Treasury Bonds and Valuation Date have been determined by the Board of Trustees of the Trust in order to obtain a "aaa" rating from Moody's on the APS on their Date of Original Issue; and the Board of Trustees of the Trust shall have the authority, without shareholder approval, to amend, alter or repeal from time to time the foregoing definitions and the restrictions and guidelines set forth thereunder if Moody's or any Substitute Rating Agency advises the Trust in writing that such amendment, alteration or repeal will not adversely affect its then current rating on the APS.

     11.2 Dividends. (a) The Holders of a particular series of APS shall be
          ---------
entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of funds legally available therefor, cumulative dividends each consisting of (i) cash at the Applicable Rate, (ii) a Right to receive cash as set forth in Section 11.2(e) below, and (iii) any additional amounts as set forth in Section 11.2(f) below, and no more, payable on the respective dates set forth below. Dividends on the shares of each series of APS so declared and payable shall be paid (i) in preference to and in priority over any dividends declared and payable on the Common Shares, and (ii) to the extent permitted under the Code and to the extent available, out of net tax-exempt income earned on the Trust's investments. To the extent permitted under the Code, dividends on APS will be designated as exempt-interest dividends. For the purposes of this section, the term "net tax-exempt income" shall exclude capital gains of the Trust.

     (b) (i) Cash dividends on shares of each series of APS shall accumulate from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Trustees, out of funds legally available therefor, commencing on the Initial Dividend Payment Date. Following the Initial Dividend Payment Date for a series of APS, dividends on that series of APS will be payable, at the option of the Trust, either (i) with respect to any 7-Day Dividend Period and any Short Term Dividend Period of 35 or fewer days, on the day next succeeding the last day thereof, or (ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date. If for any reason a Dividend Period for a Series of APS is scheduled to begin on the same day and end on the same day as a Dividend Period for another Series of APS, then the last day of such Dividend Period for such other Series of APS shall be the second Business Day next succeeding such scheduled day unless the Trust obtains the opinion of tax counsel referred to in this paragraph. Subject to the limitation in the next sentence, if for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Trustees shall fix the Dividend Payment Date. However, Dividend Periods of any series of APS shall not be co-extensive with the Dividend Period of any other series of APS unless the Trust has received an opinion of tax counsel that having such co-extensive periods will not affect the deductibility, for federal income tax purposes, of dividends paid on the different series of APS. The Board of Trustees before authorizing a dividend may change a Dividend Payment Date if such change does not adversely affect the contract rights of the Holders of APS set forth in the Declaration of Trust or the By-Laws. The Initial Dividend Period, 7-Day Dividend Periods and Special Dividend Periods with respect to a series of APS are hereinafter sometimes referred to as "Dividend Periods." Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

     (ii) Each dividend shall be paid to the Holders as they appear in the Stock Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Trustees of the Trust.

     (c)(i) During the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for a series of APS (the "Initial Dividend Period"), the Applicable Rate for such series of APS shall be the Initial Dividend Rate. Commencing on the Initial Dividend Payment Date for a series of APS, the Applicable Rate on that series for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that results from implementation of the Auction Procedures.

     For a series of APS, the Applicable Rate for such series for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a 7-Day Dividend Period. Except in the case of the willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any shares of APS on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Trust has declared such dividend payable on such Dividend Payment Date to the Holders of such shares of APS as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of APS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365, and in such case such period shall not constitute a Non-Payment Period. In the case of a willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any shares of APS on the date set for such redemption, the preceding sentence shall not apply and the Applicable Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

     (ii) The amount of cash dividends per share of any series of APS payable (if declared) on the Initial Dividend Payment Date, each 7-Day Dividend Period and each Dividend Payment Date of each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period or part thereof that such share was outstanding and the denominator of which will be 365, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of cash dividends per share of a series of APS payable (if declared) on any Dividend Payment Date shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be such number of days in such part of such Dividend Period that such share was outstanding and for which dividends are payable on such Dividend Payment Date and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent.

     (iii) The Trust may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for a series of APS be a number of days (other than seven), evenly divisible by seven and not fewer than fourteen nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period for a Dividend Period of greater than 28 days (and any such request shall be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends, any amounts due with respect to redemptions, and any Gross-Up Dividends payable prior to such date have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for a series of APS and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for a series of APS. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine the Optional Redemption Price of the APS during such Special Dividend Period and the Specific Redemption Provisions and shall give the Trust and the Auction Agent written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the APS, (4) industry and financial conditions which may affect the APS, (5) the investment objective of the Trust, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the APS would remain or become beneficial holders. After providing the Request for Special Dividend Period to the Auction Agent and each Broker-Dealer as set forth above, the Trust may by no later than the second Business Day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Trust also shall provide a copy of such Notice of Special Dividend Period to Moody's. The Trust shall not give a Notice of Special Dividend Period and, if the Trust has given a Notice of Special Dividend Period, the Trust is required to give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if
(x) either the 1940 Act APS Asset Coverage is not satisfied or the Trust shall fail to maintain Moody's Eligible Assets with an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount, on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Trust is an approximately equal rate for securities similar to the APS with an equal dividend period) or (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the Auction Date immediately preceding such Dividend Payment Date. The Trust also shall provide a copy of such Notice of Revocation to Moody's. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause
(x) or (y) above or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period for any series of APS, the next succeeding Dividend Period will be a 7-Day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in an Auction, or if an Auction is not held for any reason, such next succeeding Dividend Period will be a 7-Day Dividend Period and the Trust may not again give a Notice of Special Dividend Period for the APS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 7-Day Dividend Period.

     (d)(i) Holders shall not be entitled to any dividends, whether payable in cash, property or shares on APS, in excess of full cumulative dividends as herein provided (except for Gross-up Dividends as provided in Section 11.2(e) hereof). Except for the late charge payable pursuant to Section 11.2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of APS that may be in arrears.

     (ii) For so long as any share of APS is Outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of beneficial interest, if any, ranking junior to the shares of APS as to dividends or upon liquidation) in respect of the Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the shares of APS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of APS as to dividends and upon liquidation) or any other such Parity Shares (except by conversion into or exchange for stock of the Trust ranking junior to or on a parity with the shares of APS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Trust shall have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount and the Trust shall maintain the 1940 Act APS Asset Coverage, (B) full cumulative dividends on shares of APS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, (C) any Gross-up Dividend required to be paid pursuant to Section 11.2(e) below on or before the date of such declaration or payment has been paid and (D) the Trust has redeemed the full number of APS required to be redeemed by any provision for mandatory redemption contained herein.

     (e) Each dividend shall consist of (i) cash at the Applicable Rate, (ii) an uncertificated right (a "Right") to receive a Gross-up Dividend (as defined below), and (iii) any additional amounts as set forth in Section 11.2(f) below. Each Right shall thereafter be independent of the share or shares of APS on which the dividend was paid. The Trust shall cause to be maintained a record of each Right received by the respective Holders. A Right may not be transferred other than by operation of law. If the Trust retroactively allocates any net capital gains or other income subject to regular federal income taxes to shares of APS solely by reason of the fact that such allocation is made as a result of the redemption of all or a portion of the outstanding shares of APS or the liquidation of the Trust (the amount of such allocation referred to herein as a "Retroactive Taxable Allocation"), the Trust will, if it has not given advance notice thereof to the Auction Agent as described in Section 11.2(f) hereof, within 90 days (and generally within 60 days) after the end of the Trust's fiscal year for which a Retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and to each holder of a Right applicable to such shares of APS (initially as nominee of The Depository Trust Company) during such fiscal year at such holder's address as the same appears or last appeared on the Stock Books of the Trust. The Trust will, within 30 days after such notice is given to the Auction Agent, pay to the Auction Agent (who will then distribute to such holders of Rights), out of funds legally available therefor, an amount equal to the aggregate Gross-up Dividends with respect to all Retroactive Taxable Allocations made to such holders during the fiscal year in question.

     A "Gross-Up Dividend" means payment to a present or former Holder of shares of APS of an amount which, giving effect to the Retroactive Taxable Allocation, if any, made to such Holder with respect to the fiscal year in question, would cause such Holder's after-tax return (taking into account both the Retroactive Taxable Allocation and the Gross-up Dividend) to be equal to the after-tax return such holder would have received if there had been no Retroactive Taxable Allocation. Such Gross-up Dividend shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no holder of shares of APS is subject to the federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that each Retroactive Taxable Allocation would be taxable in the hands of each holder of APS at the greater of: (x) the maximum combined effective marginal regular federal, New York State and New York City individual income tax rate applicable to ordinary income or capital gains depending on the taxable character of the distribution (including any surtax); or (y) the maximum combined effective marginal regular federal, New York State and New York City corporate income tax rate applicable to ordinary income or capital gains depending on the taxable character of the distribution (disregarding in both (x) and (y) the effect of any other local taxes and the phase out of, or provision limiting, personal exemptions, itemized deductions, or the benefit of lower tax brackets).

     (f) Except as provided below, whenever the Trust is aware that it will include any net capital gains or other income subject to regular Federal income taxes in any dividend on shares of APS, the Trust will notify the Auction Agent of the amount to be so included at least five Business Days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. The Trust may also include such income in a dividend on shares of a series of APS without giving advance notice thereof if it increases the dividend by an additional amount calculated as if such income were the subject of a Retroactive Taxable Allocation and the additional amount were a Gross-up Dividend, provided that the Trust will notify the Auction Agent of the additional amounts to be included in such dividend at least five Business Days prior to the applicable Dividend Payment Date. The Trust shall not be required to pay Gross-up Dividends with respect to any net capital gain or other taxable income determined by the Internal Revenue Service to be allocable in a manner different from that allocated by the Trust.

     (g) No fractional shares of APS shall be issued.

     11.3 Liquidation Rights. Upon any liquidation, dissolution or winding up of
          ------------------
the Trust, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Trust available for distribution to shareholders, before any distribution or payment is made upon any Common Shares or any other shares of beneficial interest ranking junior in right of payment upon liquidation to the APS, the sum of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to the date of distribution, and after such payment the Holders will be entitled to no other payments other than Gross-up Dividends as provided in Section 11.2(e) hereof. If upon any liquidation, dissolution or winding up of the Trust, the amounts payable with respect to the APS and any other Outstanding class or series of Preferred Shares of the Trust ranking on a parity with the APS as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Trust except for any Gross-up Dividends. A consolidation, merger or statutory share exchange of the Trust with or into any other Trust or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Trust shall not be deemed or construed to be a liquidation, dissolution or winding up of the Trust.

     11.4 Redemption. (a) Shares of APS shall be redeemable by the Trust as
          ----------
provided below:

     (i) To the extent permitted under the 1940 Act and Massachusetts law, upon giving a Notice of Redemption, the Trust at its option may redeem shares of any series of APS, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no share of APS may be redeemed at the option of the Trust during (A) the Initial Dividend Period with respect to a series of shares or (B) a Non-Call Period to which such share is subject. In addition, holders of APS which are redeemed shall be entitled to receive Gross-Up Dividends to the extent provided herein.

     (ii) The Trust shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, shares of APS to the extent permitted under the 1940 Act and Massachusetts law, on a date fixed by the Board of Trustees, if the Trust fails to maintain Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount as provided in Section 11.7(a) or to satisfy the 1940 Act APS Asset Coverage as provided in Section 6 and such failure is not cured on or before the APS Basic Maintenance Cure Date or the 1940 Act Cure Date (herein collectively referred to as a "Cure Date"), as the case may be. In addition, holders of APS so redeemed shall be entitled to receive Gross-Up Dividends to the extent provided herein. The number of APS to be redeemed shall be equal to the lesser of (i) the minimum number of APS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Shares subject to redemption or retirement, would result in the Trust having Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount or satisfaction of the 1940 Act APS Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of APS and shares of other Preferred Shares the redemption of which would have such result, all shares of APS and shares of other Preferred Shares then Outstanding shall be redeemed), and (ii) the maximum number of shares of APS, together with all shares of other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of APS required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed which would result in the Trust having Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount or satisfaction of the 1940 Act APS Asset Coverage, as the case may be, pro rata among shares of APS of all series and other Preferred Shares subject to redemption pursuant to provisions similar to those contained in this Section 11.4(a)(ii); provided that, shares of APS which may not be redeemed at the option of the Trust due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Trust shall effect such redemption on a Business Day which is not later than 35 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of APS and other Preferred Shares which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Trust shall redeem those APS which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

     (b) Notwithstanding any other provision of this Section 11.4, no shares of APS may be redeemed pursuant to Section 11.4(a)(i) of these By-Laws (i) unless all dividends in arrears on all remaining outstanding shares of Parity Shares shall have been or are being contemporaneously paid or declared and set apart for payment and (ii) if redemption thereof would result in the Trust's failure to maintain Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount. In the event that less than all the outstanding shares of a series of APS are to be redeemed and there is more than one Holder, the shares of that series of APS to be redeemed shall be selected by lot or such other method as the Trust shall deem fair and equitable.

     (c) Whenever shares of APS are to be redeemed, the Trust, not less than 17 nor more than 30 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of APS to be redeemed and to the Auction Agent. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of APS of such series to be redeemed, (iv) the place or places where APS of such series are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date (except that holders may be entitled to Gross-up Dividends) and (vi) the provision of these By-Laws pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

     If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Trust shall have deposited in trust with the Auction Agent, or segregated in an account at the Trust's custodian bank for the benefit of the Auction Agent, Deposit Securities (with a right of substitution) having an aggregate Discounted Value equal to the redemption payment for the APS as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Trust shall default in making the redemption payment), all rights (including without limitation voting rights) of the Holders of such shares as shareholders of the Trust by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof and any Gross-up Dividends, but without interest), and such shares shall no longer be deemed Outstanding. The Trust shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such Deposit Securities deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Trust such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Trust for the redemption payment.

     11.5 Voting Rights. (a) General. Except as otherwise provided in the
          --------------------------
Declaration of Trust or By-Laws, each Holder of APS shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding shares of Preferred Shares, including APS, and of shares of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of outstanding shares of Preferred Shares, including APS, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Trust, to elect two trustees of the Trust. Subject to Section 11.5(b) hereof, the holders of outstanding shares of beneficial interest of the Trust, including the holders of outstanding shares of Preferred Shares, including APS, voting as a single class, shall elect the balance of the trustees.

     (b) Right to Elect Majority of Board of Trustees. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of shares of Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect.

     A Voting Period shall commence:

     (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding APS equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

     (ii) if at any time holders of any Preferred Shares, including the holders of APS, are entitled to elect a majority of the trustees of the Trust under the 1940 Act.

     Upon the termination of a Voting Period, the voting rights described in this Section 11.5(b) shall cease, subject always, however, to the reverting of such voting rights in the Holders upon the further occurrence of any of the events described in Section 11.5(b).

     (c) Right to Vote with Respect to Certain Other Matters. So long as any shares of APS are outstanding, the Trust shall not, without the affirmative vote of the holders of a majority of the shares of Preferred Shares Outstanding at the time, voting separately as one class: (i) authorize, create or issue any class or series of shares of beneficial interest ranking prior to the APS or any other series of Preferred Shares with respect to payment of dividends or the distribution of assets on liquidation; provided, however, that no vote is required to authorize the issuance of another series of APS or another class of Preferred Shares that is substantially identical in all respects to the APS, or
(ii) amend, alter or repeal the provisions of the Declaration of Trust or By-Laws, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Declaration of Trust or By-Laws of holders of APS or any other Preferred Shares. To the extent permitted under the 1940 Act, in the event shares of more than one series of APS are outstanding, the Trust shall not approve any of the actions set forth in clause
(i) or (ii) which adversely affects the contract rights expressly set forth in the Declaration of Trust or By-Laws of a Holder of a series of APS differently than those of a Holder of any other series of APS without the affirmative vote of the holders of at least a majority of the APS of each series adversely affected and Outstanding at such time (each such adversely affected series voting separately as a class). Unless a higher percentage is provided for under the Declaration of Trust, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Shares, including APS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. The class vote of holders of Preferred Shares, including APS, described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and Preferred Shares, including APS, voting together as a single class necessary to authorize the action in question.

     (d) Voting Procedures.

     (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Shares to elect additional trustees as described in Section 11.5(b) above, the Trust shall call a special meeting of such holders and instruct the Auction Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Trust does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of directors prescribed in
Section 11.5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

     (ii) For purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these By-Laws, by the other provisions of the Declaration of Trust, by statute or otherwise, a share of APS which is not Outstanding shall not be counted.

     (iii) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

     (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to Section 11.5(b) above shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to Section 11.5(b) above shall cease, subject to the provisions of the last sentence of Section 11.5(b).

     (e) Exclusive Remedy. Unless otherwise required by law, the Holders of APS shall not have any rights or preferences other than those specifically set forth herein. The Holders of APS shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the APS, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 11.5.

11.6 1940 Act APS Asset Coverage. The Trust shall maintain, as of the last Business Day of each month in which any APS are outstanding, the 1940 Act APS Asset Coverage.

11.7 APS Basic Maintenance Amount. (a) The Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to retain a Discounted Value at least equal to the APS Basic Maintenance Amount on or prior to the APS Basic Maintenance Cure Date.

     (b) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the APS Basic Maintenance Amount, the Trust shall complete and deliver to the Auction Agent and Moody's a complete APS Basic Maintenance Report as of the date of such failure, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Auction Agent for delivery on the next Business Day the complete APS Basic Maintenance Report. The Trust will deliver an APS Basic Maintenance Report to the Auction Agent and Moody's, on or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures its failure to maintain Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount or on which the Trust fails to maintain Moody's Eligible Assets with an aggregate Discounted Value which exceeds the APS Basic Maintenance Amount by 5% or more. The Trust will also deliver an APS Basic Maintenance Report to the Auction Agent and Moody's as of each Quarterly Valuation Date on or before the third Business Day after such date. Additionally, on or before 5:00 p.m., New York City time, on the third Business Day after the first day of a Special Dividend Period, the Trust will deliver an APS Basic Maintenance Report to Moody's and the Auction Agent. The Trust shall also provide Moody's with an APS Basic Maintenance Report when specifically requested by Moody's.

     (c) Within ten Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with Section 11.7(b) above relating to a Quarterly Valuation Date, the Independent Accountant will confirm in writing to the Auction Agent and Moody's (i) the mathematical accuracy of the calculations reflected in such Report (and in any other APS Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Trust during the quarter ending on such Quarterly Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Trust correctly determined the assets of the Trust which constitute Moody's Eligible Assets at such Quarterly Valuation Date in accordance with these By-Laws, (iii) that, in such Report (and in such randomly selected Report), the Trust determined whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with these By-Laws, Moody's Eligible Assets of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount, (iv) with respect to the S&P ratings on Municipal Obligations, the issuer name, issue size and coupon rate listed in such Report, that the Independent Accountant has requested that S&P verify such information and the Independent Accountant shall provide a listing in its letter of any differences, (v) with respect to the Moody's ratings on Municipal Obligations, the issuer name, issue size and coupon rate listed in such Report, that such information has been verified by Moody's (in the event such information is not verified by Moody's, the Independent Accountant will inquire of Moody's what such information is, and provide a listing in its letter of any differences) and
(vi) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Trust's assets to the Trust for purposes of valuing securities in the Trust's portfolio, the Independent Accountant has traced the price used in such Report to the bid or mean price listed in such Report as provided to the Trust and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the "Accountant's Confirmation").

     (d) Within ten Business Days after the date of delivery to the Auction Agent and Moody's of an APS Basic Maintenance Report in accordance with Section 11.7(b) above relating to any Valuation Date on which the Trust failed to maintain Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount, and relating to the APS Basic Maintenance Cure Date with respect to such failure, the Independent Accountant will provide to the Auction Agent and Moody's an Accountant's Confirmation as to such APS Basic Maintenance Report.

     (e) If any Accountant's Confirmation delivered pursuant to subparagraph (c) or (d) of this Section 11.7 shows that an error was made in the APS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation as required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the APS Basic Maintenance Report to the Auction Agent and promptly following receipt by the Trust of such Accountant's Confirmation.

     (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the APS, the Trust will complete and deliver to Moody's an APS Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Accountant will confirm in writing to Moody's (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the aggregate Discounted Value of Moody's Eligible Assets reflected thereon equals or exceeds the APS Basic Maintenance Amount reflected thereon. Also, on or before 5:00 p.m., New York City time, on the first Business Day after shares of Common Shares are repurchased by the Trust, the Trust will complete and deliver to Moody's an APS Basic Maintenance Report as of the close of business on such date that Common Shares are repurchased.

     11.8 Hedging Transactions. (a) For so long as any APS are rated by Moody's,
          --------------------
the Trust will not buy or sell financial futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to the APS by Moody's, except that the Trust may purchase or sell exchange-traded financial futures contracts based on the Municipal Index or Treasury Bonds, and purchase, write or sell exchange-traded put options on such financial futures contracts, the Municipal Index or Treasury Bonds, and purchase, write or sell exchange-traded call options on such financial futures contracts, the Municipal Index or Treasury Bonds (collectively "Moody's Hedging Transactions"), subject to the following limitations:
(i) the Trust will not engage in any Moody's Hedging Transaction based on the Municipal Index (other than transactions that terminate a futures contract or option held by the Trust by the Trust's taking the opposite position thereto ("Closing Transactions")) that would cause the Trust at the time of such transaction to own or have sold:

     (A) outstanding financial futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded financial futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal; or

     (B) outstanding financial futures contracts based on the Municipal Index having a Market Value exceeding 50% of the Market Value of all Municipal Obligations constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction);

(ii) the Trust will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) that would cause the Trust at the time of such transaction to own or have sold:

    (A) outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Trust and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AAA by S&P); or

    (B) outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 80% of the aggregate Market Value of all Municipal Obligations constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated A or AA by S&P).

       (For purposes of the foregoing clauses (i) and (ii), the Trust shall be deemed to own the number of financial futures contracts that underlie any outstanding options written by the Trust);

(iii) the Trust will engage in Closing Transactions to close out any outstanding financial futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by The Wall Street Journal is less than 5,000;

(iv) the Trust will engage in a Closing Transaction to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

(v) the Trust will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

(vi) the Trust will not engage in options and futures transactions for leveraging or speculative purposes and will not write any call options or sell any financial futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

(vii) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount.

       (b) For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the APS Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets that the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows:

(i) assets subject to call options written by the Trust that are either exchange-traded and "readily reversible" or that expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of (A) Discounted Value and (B) the exercise price of the call option written by the Trust;

(ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value;

(iii) assets subject to put options written by the Trust shall be valued at the lesser of (A) the exercise price and (B) the Discounted Value of the assets subject to the option;

(iv) futures contracts shall be valued at the lesser of (A) settlement price and (B) the Discounted Value of the assets subject to the futures contract, provided that, if a contract matures within 49 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the assets subject to the futures contract; and

(v) where delivery may be made to the Trust with any security of a class of securities, the Trust shall assume that it will take delivery of the security with the lowest Discounted Value.

       (c) For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the APS Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Trust to the extent the relevant asset is a Moody's Eligible Asset:

(i)    10% of the exercise price of a written call option;

(ii)   the exercise price of any written put option;

(iii) where the Trust is the seller under a financial futures contract, 10% of the settlement price of the financial futures contract;

(iv) where the Trust is the purchaser under a financial futures contract, any amounts payable by the Trust under such financial futures contract;

(v) the settlement price of the underlying financial futures contract if the Trust writes put options on a financial futures contract; and

(vi) 105% of the Market Value of the underlying financial futures contracts if the Trust writes call options on a financial futures contract and does not own the underlying contract.

       (d) For so long as any APS are rated by Moody's, the Trust will not enter into any "Forward Commitment," herein defined as any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions), except that the Trust may enter into Forward Commitments subject to the following limitations:

(i)    for each Forward Commitment, the Trust will maintain with its custodian
       (A) cash, cash equivalents or short-term, fixed-income securities rated P-1, MIG-1 or VMIG-1 by Moody's or A-1 by S&P and maturing in one year or less with a fair market value that equals or exceeds the amount by which the Trust's obligations under any Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle at a future date, or (B) long-term, fixed-income securities with a then current market value that equals or exceeds the amount by which the Trust's obligations under any Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle on a future date, or (C) a combination of assets described in (A) and (B) above that in the aggregate equals or exceeds the amount by which the Trust's obligations under any Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle on a future date; and

(ii) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount.

For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the APS Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

      (e) For so long as APS are rated by Moody's, the Trust, unless it has received written confirmation from Moody's that such action would not impair the ratings then assigned to the APS by Moody's, will not:

(i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings under any circumstances shall be limited to an amount equal to 5% of the Market Value of the Trust's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed and shall not cause the aggregate Discounted Value of Moody's Eligible Assets to be less than the APS Basic Maintenance Amount);

(ii)  engage in short sales of securities;

(iii) lend any securities;

(iv) issue any class or series of stock ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust;

(v)   merge or consolidate into or with any other corporation or entity; and

(vi)  change the Trust's Pricing Service.

     11.9 Notice. All notices or communications, unless otherwise specified in
          ------
these By-Laws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

     11.10 Auction Procedures. (a) Certain definitions. As used in this Section
           ------------------
11.10, the following terms shall have the following meanings, unless the context otherwise requires:

     (i)   "APS" means the shares of APS being auctioned pursuant to this
Section 11.10.

     (ii) "Auction Date" means the first Business Day preceding the first day of a Dividend Period.

     (iii) "Available APS" has the meaning specified in Section 11.10(d)(i) below.

     (iv)  "Bid" has the meaning specified in Section 11.10(b)(i) below.

     (v)   "Bidder" has the meaning specified in Section 11.10(b)(i) below.

     (vi)  "Hold Order" has the meaning specified in Section 11.10(b)(i) below.

     (vii) "Maximum Applicable Rate" for any Dividend Period will be the Applicable Percentage of the Reference Rate. The Auction Agent will round each applicable Maximum Applicable Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent. The Auction Agent will not round the applicable Reference Rate as part of its calculation of the Maximum Applicable Rate. The Applicable Percentage will be determined based on (i) the credit rating assigned on such date to such shares by Moody's (or, if Moody's shall not make such rating available, the equivalent of such rating by a Substitute Rating Agency) and (ii) whether the Trust has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend that net capital gains or other taxable income will be included in such dividend on shares of APS as follows:

                                   Percentage of      Percentage of
                                  Reference Rate-    Reference Rate-
 Moody's Credit Ratings on APS    No Notification     Notification
-------------------------------  -----------------  -----------------

aa3 or higher                           110%               150%

a                                       125%               160%

baa                                     150%               250%

Below baa                               200%               275%

     The Trust shall take all reasonable action necessary to enable Moody's to provide a rating for each series of APS. If Moody's shall not make such a rating available, UBS Warburg LLC or its affiliates and successors, after consultation with the Trust, shall select another Rating Agency to act as a Substitute Rating Agency.

     (viii) "Order" has the meaning specified in Section 11.10(b)(i) below.

     (ix)   "Sell Order" has the meaning specified in Section 11.10(b)(i) below.

     (x) "Submission Deadline" means 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

     (xi) "Submitted Bid" has the meaning specified in Section 11.10(d)(i) below.

     (xii) "Submitted Hold Order" has the meaning specified in Section 11.10(d)(i) below.

     (xiii) "Submitted Order" has the meaning specified in Section 11.10(d)(i) below.

     (xiv) "Submitted Sell Order" has the meaning specified in Section 11.10(d)(i) below.

     (xv) "Sufficient Clearing Bids" has the meaning specified in Section 11.10(d)(i) below.

     (xvi) "Winning Bid Rate" has the meaning specified in Section 11.10(d)(i) below.

     (b) Orders by Beneficial Owners, Potential Beneficial Owners, Existing Holders and Potential Holders.

     (i) Unless otherwise permitted by the Trust, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold shares of APS in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Deadline on each Auction Date:

     A. each Beneficial Owner may submit to its Broker-Dealer information as to:

     (1) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period for such shares;

     (2) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period for such shares shall not be less than the rate per annum specified by such Beneficial Owner; and/or

     (3) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

     (B) each Broker-Dealer, using a list of Potential Beneficial Owners that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of Outstanding shares, if any, of APS which each such Potential Beneficial Owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

     For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or (B) of this Section 11.10(b)(i) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this Section 11.10(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this Section 11.10(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this Section 11.10(b)(i) is hereinafter referred to as a "Sell Order". Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

     (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

     (1) the number of Outstanding shares of APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

     (2) such number or a lesser number of Outstanding shares of APS to be determined as set forth in Section 11.10(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

     (3) a lesser number of Outstanding shares of APS to be determined as set forth in Section 11.10(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

     (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

     (1) the number of Outstanding shares of APS specified in such Sell Order;
or

     (2) such number or a lesser number of Outstanding shares of APS to be determined as set forth in Section 11.10(e)(ii)(C) if Sufficient Clearing Bids do not exist.

     (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

     (1) the number of Outstanding shares of APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

     (2) such number or a lesser number of Outstanding shares of APS to be determined as set forth in Section 11.10(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

     (c) Submission of Orders by Broker-Dealers to Auction Agent.

     (i) Each Broker-Dealer shall submit in writing or through the Auction Agent's Auction Processing System to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing

Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:

     (A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

     (B) the aggregate number of Outstanding shares of APS that are the subject of such Order;

     (C) to the extent that such Bidder is an Existing Holder:

     (1) the number of Outstanding shares, if any, of APS subject to any Hold Order placed by such Existing Holder;

     (2) the number of Outstanding shares, if any, of APS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

     (3) the number of Outstanding shares, if any, of APS subject to any Sell Order placed by such Existing Holder; and

     (D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

     (ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

     (iii) If an Order or Orders covering all of the Outstanding shares of APS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Special Dividend Period of 91 days or less) or a Sell Order (in the case of an Auction relating to a Special Dividend Period of longer than 91 days) to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

     (iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding shares of APS held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

     (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of APS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of APS subject to such Hold Orders exceeds the number of Outstanding shares of APS held by such Existing Holder, the number of shares of APS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding shares of APS held by such Existing Holder;

     (B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of APS held by such Existing Holder over the number of shares of APS subject to any Hold Order referred to in Section 11.10(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of Section 11.10(c)(iv)(A) above and of the foregoing portion of this Section 11.10(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this Section 11.10(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

     (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of APS held by such Existing Holder over the number of shares of APS subject to Hold Orders referred to in Section 11.10(c)(iv)(A) and Bids referred to in Section 11.10(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of APS subject to such Sell Orders is greater than such excess, the number of shares of APS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of APS equal to such excess.

     (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of APS therein specified.

     (vi) Any Order submitted by a Beneficial Owner as a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date shall be irrevocable.

     (vii) The Trust shall not be responsible for a Broker-Dealer's failure to act in accordance with the instructions of Beneficial Owners or Potential Beneficial Owners or failure to comply with the provisions of this Section 11.10.

     (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

     (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

     (A) the excess of the total number of Outstanding shares of APS over the number of Outstanding shares of APS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available APS");

     (B) from the Submitted Orders whether the number of Outstanding shares of APS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

     (1) the number of Outstanding shares of APS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

     (2) the number of Outstanding shares of APS that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding shares of APS in clause (1) above and this clause (2) are each zero because all of the Outstanding shares of APS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

     (C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

     (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of APS that are the subject of such Submitted Bids, and

     (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the shares of APS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available APS.

     (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 11.10(d)(i), the Auction Agent shall advise the Trust of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

     (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

     (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of APS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

     (C) if all of the Outstanding shares of APS are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 40% of the Reference Rate (or 60% of such rate if the Trust has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to Section 11.2(f) hereof that net capital gains or other taxable income will be included in such dividend on shares of APS) on the date of the Auction.

     (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to Section 11.10(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

     (i) If Sufficient Clearing Bids have been made, subject to the provisions of Section 11.10(e)(iii) and Section 11.10(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

     (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of APS that are the subject of such Submitted Sell Order or Submitted Bid;

     (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of APS that are the subject of such Submitted Bid;

     (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

     (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of APS that are the subject of such Submitted Bid, unless the number of Outstanding shares of APS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of APS ("Remaining Shares") equal to the excess of the Available APS over the number of Outstanding shares of APS subject to Submitted Bids described in Section 11.10(e)(i)(B) and Section 11.10(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of APS, but only in an amount equal to the difference between (1) the number of Outstanding shares of APS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of APS obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of APS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

     (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of APS obtained by multiplying
(x) the difference between the Available APS and the number of Outstanding shares of APS subject to Submitted Bids described in Section 11.10(e)(i)(B),
Section 11.10(e)(i)(C) and Section 11.10(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of APS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of APS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

     (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of APS are subject to Submitted Hold Orders), subject to the provisions of Section 11.10(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

     (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of APS that are the subject of such Submitted Bid;

     (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of APS that are the subject of such Submitted Bid; and

     (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of APS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of APS obtained by multiplying
(x) the difference between the Available APS and the aggregate number of Outstanding shares of APS subject to Submitted Bids described in Section 11.10(e)(ii)(A) and Section 11.10(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of APS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of APS subject to all such Submitted Bids and Submitted Sell Orders.

     (iii) If, as a result of the procedures described in Section 11.10(e), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of APS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of APS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of APS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of APS.

     (iv) If, as a result of the procedures described in Section 11.10(e), any Potential Holder would be entitled or required to purchase less than a whole share of APS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of APS for purchase among Potential Holders so that only whole shares of APS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of APS on such Auction Date.

     (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of APS to be purchased and the aggregate number of the Outstanding shares of APS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of APS.

     (f) Miscellaneous.

     (i) The Trust may interpret the provisions of this Section 11.10 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Beneficial Owners of APS.

     (ii) A Beneficial Owner or an Existing Holder (A) may sell, transfer or otherwise dispose of shares of APS only pursuant to a Bid or Sell Order in accordance with the procedures described in this Section 11.10 or to or through a Broker-Dealer or to such other persons as may be permitted by the Fund, provided that in the case of all transfers other than pursuant to Auctions such Beneficial Owner or Existing Holder, its Broker-Dealer, if applicable, or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the shares of APS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner's beneficial ownership. The Trust may not submit an Order in any Auction.

     (iii) All of the Outstanding shares of APS of a series shall be registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Trust's option and upon its receipt of such documents as it deems appropriate, any shares of APS may be registered in the Stock Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

     11.11 Securities Depository; Stock Certificates. (a) If there is a
           -----------------------------------------
Securities Depository, all of the shares of APS of each series shall be issued to the Securities Depository and registered in the name of the Securities

Depository or its nominee. Certificates may be issued as necessary to represent shares of APS. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of shares of APS contained in these By-Laws. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to the Auction Agent for the shares of APS. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

     (b) If the Applicable Rate applicable to all shares of APS of a series shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in Section 11.11(a)) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in Section 11.11(a) with respect to such shares.

                                  ARTICLE 12
                            AMENDMENT TO THE BYLAWS

12.1 General. Except to the extent that the Declaration of Trust or applicable law require a vote or consent of Shareholders, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such Trustees.

     12.2 Article 11. Without limiting the provisions of Section 12.1, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise required by Article 11 or required by applicable law), amend Article 11 to (a) reflect any amendments hereto which the Board of Trustees is entitled to adopt pursuant to the terms of Article 11 without shareholder approval or (b) add additional series of APS or additional shares of a series of APS (and terms relating thereto) to the series and shares of APS described herein. Each such additional series and all such additional APS shall be governed by the terms of Article 11.